Exhibit 99.1
Fortive Reports Fourth Quarter 2017 Results and Initiates 2018 Guidance

EVERETT, WA, February 8, 2018 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the fourth quarter 2017.
For the fourth quarter ended December 31, 2017, net earnings were $336.9 million. For the same period, adjusted net earnings were $288.6 million. Diluted net earnings per share for the fourth quarter ended December 31, 2017 were $0.95. For the same period, adjusted diluted net earnings per share were $0.82.
For the fourth quarter of 2017, revenues increased 11.0% year-over-year to $1.8 billion, with core revenue growth of 3.0%.
James A. Lico, President and Chief Executive Officer, stated, “2017 was a year of exceptionally strong operational results for our customers and shareholders, and we have taken great strides towards strategically enhancing our portfolio. During the quarter, our teams delivered double-digit sales and earnings growth and record gross margin and free cash generation.”
For the first quarter of 2018, Fortive anticipates diluted net earnings per share to be in the range of $0.66 to $0.70 and adjusted diluted net earnings per share to be in the range of $0.72 to $0.76. For the full year 2018, Fortive expects diluted net earnings per share to be in the range of $3.13 to $3.23 and adjusted diluted net earnings per share to be in the range of $3.35 to $3.45.
Mr. Lico added, “With the Fortive Business System as our cultural cornerstone, we are confident that we will continue to deliver earnings outperformance in 2018 and long-term shareholder value for many years to come.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 4581609). A replay of the conference call will be available two hours after the completion of the call until Friday, February 23, 2018. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 4581609) or visit the “Investors” section of the website under “Events & Presentations.”

ABOUT FORTIVE
Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2017 revenues of $6.7 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 26,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, statements regarding Fortive’s anticipated earnings, business and acquisition opportunities, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, labor matters, disruptions relating to man-made and natural disasters, impact of our separation from Danaher on our operations or financial results, and impact of our indemnification obligation to Danaher. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Lisa Curran
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ and shares in millions, except per share amounts)
(unaudited)

	As of December 31
	2017	2016
ASSETS
Current assets:
Cash and equivalents	$962.1	$803.2
Accounts receivable less allowance for doubtful accounts of $44.1 million and $47.8 million at December 31, 2017 and December 31, 2016, respectively	1,143.6	945.4
Inventories	580.6	544.6
Prepaid expenses and other current assets	250.5	195.5
Total current assets	2,936.8	2,488.7
Property, plant and equipment, net	712.5	547.6
Other assets	476.8	427.2
Goodwill	5,098.5	3,979.0
Other intangible assets, net	1,276.0	747.3
Total assets	$10,500.6	$8,189.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$727.5	$666.2
Accrued expenses and other current liabilities	874.8	800.3
Total current liabilities	1,602.3	1,466.5
Other long-term liabilities	1,033.9	674.3
Long-term debt	4,056.2	3,358.0
Equity:
Preferred stock: $0.01 par value, 15 million shares authorized; no shares issued or outstanding	—	—
Common stock: $0.01 par value, 2.0 billion shares authorized; 348.2 million and 346.0 million issued; 347.8 million and 345.9 million outstanding at December 31, 2017 and December 31, 2016, respectively	3.5	3.5
Additional paid-in capital	2,444.1	2,427.2
Retained earnings	1,350.3	403.0
Accumulated other comprehensive income (loss)	(7.6)	(145.8)
Total Fortive stockholders’ equity	3,790.3	2,687.9
Noncontrolling interests	17.9	3.1
Total stockholders’ equity	3,808.2	2,691.0
Total liabilities and stockholders’ equity	$10,500.6	$8,189.8

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31		Year Ended December 31
	2017	2016	2017	2016 *
Sales	$1,806.7	$1,627.1	$6,656.0	$6,224.3
Cost of sales	(896.7)	(830.5)	(3,357.5)	(3,191.5)
Gross profit	910.0	796.6	3,298.5	3,032.8
Operating costs:
Selling, general and administrative expenses	(445.5)	(359.7)	(1,537.6)	(1,402.0)
Research and development expenses	(108.7)	(99.2)	(406.0)	(384.8)
Operating profit	355.8	337.7	1,354.9	1,246.0
Non-operating income (expense):
Gain from acquisition	—	—	15.3	—
Interest expense and other	(17.8)	(22.9)	(86.0)	(49.0)
Earnings before income taxes	338.0	314.8	1,284.2	1,197.0
Income taxes	(1.1)	(90.3)	(239.7)	(324.7)
Net earnings	$336.9	$224.5	$1,044.5	$872.3
Net earnings per share:
Basic	$0.97	$0.65	$3.01	$2.52
Diluted	$0.95	$0.64	$2.96	$2.51
Average common stock and common equivalent shares outstanding:
Basic	348.1	346.2	347.5	345.7
Diluted	353.9	349.7	352.6	347.3

*Financial measures for any period prior to July 2, 2016 in this release were derived from Danaher Corporation’s accounting records as determined on a carved-out basis.

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Year Ended December 31
	2017	2016
Cash flows from operating activities:
Net earnings	$1,044.5	$872.3
Noncash items:
Depreciation	108.8	90.7
Amortization	65.3	85.7
Stock-based compensation expense	48.6	45.3
Gain from acquisition	(15.3)	—
Gain on sale of real property	(8.0)	—
Impairment charge on intangible assets	2.3	4.8
Change in deferred income taxes	(78.2)	(10.0)
Change in accounts receivable, net	(65.4)	24.8
Change in inventories	14.3	(28.7)
Change in trade accounts payable	24.9	17.2
Change in prepaid expenses and other assets	(100.4)	(16.3)
Change in accrued expenses and other liabilities	135.0	51.1
Net cash provided by operating activities	1,176.4	1,136.9
Cash flows from investing activities:
Cash paid for acquisitions	(1,556.6)	(190.1)
Payments for additions to property, plant and equipment	(136.1)	(129.6)
Proceeds from sale of real property	21.5	9.0
All other investing activities	1.5	(0.1)
Net cash used in investing activities	(1,669.7)	(310.8)
Cash flows from financing activities:
Net proceeds from borrowings (maturities of 90 days or less)	557.6	375.2
Proceeds from borrowings (maturities longer than 90 days)	125.9	2,978.1
Payment of dividends	(97.2)	(48.4)
Cash dividend paid to Former Parent	—	(3,000.0)
Net transfers to Former Parent	—	(301.4)
All other financing activities	13.4	0.3
Net cash provided by (used in) financing activities	599.7	3.8
Effect of exchange rate changes on cash and equivalents	52.5	(26.7)
Net change in cash and equivalents	158.9	803.2
Beginning balance of cash and equivalents	$803.2	$—
Ending balance of cash and equivalents	$962.1	$803.2

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended December 31		Year Ended December 31
	2017	2016	2017	2016
Sales:
Professional Instrumentation	$877.2	$746.5	$3,139.1	$2,891.6
Industrial Technologies	929.5	880.6	3,516.9	3,332.7
Total	$1,806.7	$1,627.1	$6,656.0	$6,224.3

Operating Profit:
Professional Instrumentation	$188.2	$172.4	$709.7	$642.3
Industrial Technologies	188.4	182.7	718.7	667.4
Other	(20.8)	(17.4)	(73.5)	(63.7)
Total	$355.8	$337.7	$1,354.9	$1,246.0

Operating Margins:
Professional Instrumentation	21.5%	23.1%	22.6%	22.2%
Industrial Technologies	20.3%	20.7%	20.4%	20.0%
Total	19.7%	20.8%	20.4%	20.0%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, which make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•	Excluding on a pretax basis acquisition-related costs and acquisition-related restructuring deemed significant (“Transaction Costs”);

•	Excluding on a pretax basis the gain recognized upon the sale of real property (“Gain on Sale of Real Property”);

•	Excluding on a pretax basis the gain recognized upon acquiring the remaining interest in a business in which we previously had an ownership interest (“Gain from Acquisition”); and

•
Excluding the estimated, provisional tax effect of the adjustments noted above as well as for the Additional Interest Expense (described below). The estimated tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods;

•
Excluding the non-recurring, provisional impact of the Tax Cut and Jobs Act (the “TCJA”) on the historical measures, including the provisional amount of the remeasurement of deferred tax assets and liabilities and the provisional amount of the transitional tax obligations on deemed repatriation of foreign earnings (the “2017 TCJA Adjustments”); and

•
With respect to the historical adjusted net earnings and historical adjusted diluted net earnings per share for the year ended December 31, 2016, excluding the tax effect of a discrete income tax charge recorded in the three months ended July 1, 2016 in connection with the final outcome of worldwide uncertain tax positions and increasing income taxes to exclude the portion of the tax benefit that was recorded in the three months ended September 30, 2016 related to the rate differential between the period before our separation from Danaher Corporation (the “Separation”) and the post-Separation period (“Additional Income Tax Adjustments”).

If any subsequent adjustments are made in 2018 to the provisional amounts estimated for 2017 in connection with the TCJA, such adjustments will be reflected in the applicable GAAP financial measures corresponding to the reporting period during which such adjustments are determined. In the event of such adjustments to the provisional amounts, we will exclude such adjustments in the non-GAAP historical adjusted net earnings, historical adjusted diluted net earnings per share, and historical free cash flow conversion ratio we disclose for the corresponding period (such exclusions, together with the 2017 TCJA Adjustment, the “TCJA Adjustments”).

While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
The forecasted adjusted diluted net earnings per share does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance, including, but not limited to, the TCJA Adjustments.
In addition, because we were part of Danaher Corporation (“Danaher”) until July 2, 2016, we are also making the following adjustments to the corresponding historical GAAP net earnings for the year ended December 31, 2016 as if our separation from Danaher (“the Separation”) had been effectuated at the beginning of the relevant period:

•
Adding interest expenses on a pretax basis (based on the assumed borrowing cost of approximately 2.8% per annum) as if the outstanding indebtedness incurred in connection with the Separation had been incurred at the beginning of such period net of interest expense actually recorded following the issuance of the outstanding indebtedness on or after June 20, 2016 (“Additional Interest Expense”).

Management believes that the Additional Interest Expense, when considered together with the corresponding carved-out GAAP financial measures, provide useful information to investors by helping to identify certain types or levels of additional expenses incurred as a stand-alone, publicly traded company after the Separation that may not have been allocated or reflected in the historical carved-out GAAP financial measures for periods in which we were part of Danaher. We believe that such adjustments, when presented with the corresponding carved-out GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance before and after the Separation.
The Transaction Costs, Gain on Sale of Real Property, Gain from Acquisition and the TCJA Adjustments identified above have been excluded from the GAAP measures identified above because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period. We will adjust for, and identify as significant, acquisition-related transaction costs, acquisition-related fair value adjustments to inventory and deferred revenue, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses, (2) for the year ended December 31, 2016, the impact from the Separation, and (3) with respect to core revenue measures, the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The impact from the Separation refers to the impact from sales to or from Danaher made under agreements entered into, or terminated, in connection with the Separation prior to the first anniversary of the Separation. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses or the Separation) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses or the Separation) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. In addition, we exclude the impact of agreements that were terminated, or entered into, in connection with the Separation because we believe that excluding such impact may be useful to investors in assessing our operational performance independent of the impact on sales to or from Danaher resulting primarily from the Separation. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Tax Reform
The TCJA was enacted on December 22, 2017. The TCJA, among others reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred and creates new taxes on certain foreign sourced earnings. As of December 31, 2017, the Company has not completed the accounting for the tax effects of enactment of the TCJA; however, pursuant to the guidance provided under Staff Accounting Bulletin No. 118, the Company has made a provisional estimate of the effects of the TCJA on its financial results for the periods ended December 31, 2017. These estimated amounts are provisional and subject to adjustment.

Adjusted Net Earnings

	Three Months Ended		Year Ended
($ in millions)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net Earnings (GAAP)	$336.9	$224.5	$1,044.5	$872.3
Pretax amortization of acquisition-related intangible assets in the three months ($24 million pretax, $19 million after tax) and year ($65 million pretax, $49 million after tax) ended December 31, 2017, and in the three months ($19 million pretax, $14 million after tax) and year ($86 million pretax, $62 million after tax) ended December 31, 2016	24.0	18.5	65.3	85.7
Pretax Additional Interest Expense in the year ended December 31, 2016 ($42 million pretax, $30 million after tax)	—	—	—	(42.3)
Acquisition-related transaction costs and acquisition-related restructuring in the three months ($11 million pretax, $8 million after tax) and year ($22 million pretax, $16 million after tax) ended December 31, 2017	10.6	—	21.8	—
Gain on sale of real property in the three months and year ended December 31, 2017 ($8 million pretax, $5 million after tax)	(8.0)	—	(8.0)	—
Gain from acquisition in the year ended December 31, 2017 ($15 million after tax)	—	—	(15.3)	—
Estimated tax effect of the adjustments reflected above	(4.6)	(5.3)	(18.8)	(12.3)
Estimated provisional TCJA Adjustments	(70.3)	—	(70.3)	—
Additional Income Tax Adjustment in the year ended December 31, 2016 ($30 million after tax)	—	—	—	(29.8)
Adjusted Net Earnings (Non-GAAP)	$288.6	$237.7	$1,019.2	$873.6

Adjusted Diluted Net Earnings Per Share

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Diluted Net Earnings Per Share (GAAP)	$0.95	$0.64	$2.96	$2.51
Pretax amortization of acquisition-related intangible assets in the three months ($24 million pretax, $19 million after tax) and year ($65 million pretax, $49 million after tax) ended December 31, 2017, and in the three months ($19 million pretax, $14 million after tax) and year ($86 million pretax, $62 million after tax) ended December 31, 2016	0.07	0.05	0.19	0.25
Pretax Additional Interest Expense in the year ended December 31, 2016 ($42 million pretax, $30 million after tax)	—	—	—	(0.13)
Acquisition-related transaction costs and acquisition-related restructuring in the three months ($11 million pretax, $8 million after tax) and year ($22 million pretax, $16 million after tax) ended December 31, 2017	0.03	—	0.06	—
Gain on sale of real property in the three months and year ended December 31, 2017 ($8 million pretax, $5 million after tax)	(0.02)	—	(0.02)	—
Gain from acquisition in the year ended December 31, 2017 ($15 million after tax)	—	—	(0.04)	—
Estimated tax effect of the adjustments reflected above	(0.01)	(0.01)	(0.05)	(0.03)
Estimated provisional TCJA Adjustments	(0.20)	—	(0.20)	—
Additional Income Tax Adjustment in the year ended December 31, 2016 ($30 million after tax)	—	—	—	(0.09)
Adjusted Diluted Net Earnings Per Share (Non-GAAP)*	$0.82	$0.68	$2.89	$2.52

* The sum of the components of Adjusted Diluted Net Earnings Per Share may not equal the total amount due to rounding.

Estimated Provisional TCJA Adjustments

($ in millions)	Three Months Ending December 31, 2017	Year Ending December 31, 2017
Provisional revaluation gain of net deferred tax liabilities as a result of the TCJA	$(206.0)	$(206.0)
Provisional transition tax expense on deemed repatriation of foreign earnings as a result of the TCJA	135.7	135.7
Estimated provisional TCJA Adjustments gain	$(70.3)	$(70.3)

Core Revenue Growth

	% Change Three Months Ended December 31, 2017 vs. Comparable 2016 Period	% Change Year Ended December 31, 2017 vs. Comparable 2016 Period
Total Revenue Growth (GAAP)	11.0%	6.9%
Core (Non-GAAP)	3.0%	4.5%
Acquisitions * (Non-GAAP)	5.9%	2.1%
Impact of currency translation (Non-GAAP)	2.1%	0.3%

* For the year ended December 31, 2017, this includes the impact from the acquisitions and the Separation

Forecasted Adjusted Diluted Net Earnings Per Share

	Three Months Ending March 30, 2018		Year Ending December 31, 2018
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share	$0.66	$0.70	$3.13	$3.23
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending March 30, 2018 ($24 million pretax, $19 million after-tax) and year ending December 31, 2018 ($97 million pretax, $77 million after-tax)	0.07	0.07	0.27	0.27
Tax effect of the adjustment reflected above	(0.01)	(0.01)	(0.05)	(0.05)
Forecasted Adjusted Diluted Net Earnings Per Share	$0.72	$0.76	$3.35	$3.45